Exhibit 1.1
[•] Shares
First BanCorp.
Common Stock
par value $0.10 per share
Underwriting Agreement
[•], 2010
Sandler O’Neill & Partners, L.P.,
     as Representative of the several Underwriters
           named in Schedule I hereto,
c/o Sandler O’Neill & Partners, L.P.
919 Third Avenue, 6th Floor,
New York, New York 10022
Ladies and Gentlemen:
     First BanCorp., a corporation incorporated under the laws of the Commonwealth of Puerto Rico (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”), for whom Sandler O’Neill & Partners, L.P. is acting as representative (the “Representative”), an aggregate of [•] shares (the “Firm Shares”) and, at the election of the Underwriters, up to [•] additional shares (the “Optional Shares”) of the common stock, par value $0.10 per share (“Stock”), of the Company (the Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively called the “Shares”).
     1. (a) The Company represents and warrants to, and agrees with, each of the Underwriters that:
               (i) A registration statement on Form S-1 (File No. 333-169399) in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”); such registration statement and any pre-effective amendments thereto (collectively, the “Initial Registration Statement”), each in the form heretofore delivered to you and to you for each of the other Underwriters, has been declared effective by the Commission in such form excluding exhibits thereto; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission; the Company has complied to the Commission’s satisfaction with all requests of the Commission for additional or supplemental information; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act, is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; and such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the “Prospectus”);
               (ii) No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representative expressly for use therein;
               (iii) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder; on the effective date and at any Time of Delivery (as defined in Section 4 hereof), the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and when filed and at any Time of Delivery, the Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representative expressly for use therein. Each Preliminary Prospectus and the

Prospectus when filed, if filed by electronic transmission, pursuant to the Electronic Data-Gathering, Analysis and Retrieval System (“EDGAR”) (except as may be permitted by Regulation S-T under the Act), was identical to the copy thereof delivered to the Underwriters for use in connection with the offer and sale of the Shares;
               (iv) As of the Applicable Time, neither (i) any Issuer-Represented General Use Free Writing Prospectuses issued at or prior to the Applicable Time and the Statutory Prospectus, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Issuer-Represented Limited-Use Free Writing Prospectus issued at or prior to the Applicable Time, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representative expressly for use therein. As used in this paragraph and elsewhere in this Agreement:
“Applicable Time” means [•]:00 [a/p]m (Eastern time) on the date of this Agreement.
“Statutory Prospectus” as of any time means the most recent Preliminary Prospectus that is included in the Registration Statement immediately prior to the Applicable Time.
“Issuer-Represented Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Act, relating to the Shares in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Act.
“Issuer-Represented General Use Free Writing Prospectus” means any Issuer-Represented Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule IV to this Agreement.
“Issuer-Represented Limited-Use Free Writing Prospectus” means any Issuer-Represented Free Writing Prospectus that is not an Issuer-Represented General Use Free Writing Prospectus.
               (v) Each Issuer-Represented Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares or until any earlier date that the Company notified or notifies the Representative as described in Section 5(b), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representative expressly for use therein.
               (vi) Neither the Company nor any of the Significant Subsidiaries (as defined in clause (ix) of Section 1 hereof) has sustained since the date of the latest audited financial statements included in each of the General Disclosure Package and the Prospectus any material loss or material interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree; and, since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, (A) there has not been any change in the capital stock or long-term debt of the Company or any of the Significant Subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, business prospects, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of the subsidiaries, which are material with respect to the Company and its subsidiaries, taken as a whole, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock;
               (vii) The Company and each of the Significant Subsidiaries have good and marketable title to all property (real and personal) described in each of the General Disclosure Package and the Prospectus as being owned by any of them, free and clear of all liens, claims, security interests or other encumbrances, except when the failure to have such good and marketable title would not have a Material Adverse Effect; all the property described in each of the General Disclosure Package and the Prospectus as being held under lease by the Company or a Significant Subsidiary is held under a valid, subsisting and enforceable lease of the Company or such Significant Subsidiary, except (A) when the failure to have such a valid, subsisting and enforceable lease would not have a Material Adverse Effect and (B) as it may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to creditors’ rights generally and general principles of equity.
               (viii) The Company has been duly formed and is validly existing as a corporation and, with the exception of any consent order or agreement with any Governmental Entity (as defined in Section 1(a)(xiv) hereof) described in the General Disclosure Package and the Prospectus, in good standing under the laws of Puerto Rico, with full corporate power and authority to own, lease and operate its properties and conduct its business as described in each of the General Disclosure Package and the Prospectus, to execute and deliver this Agreement and to issue the Shares. The Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, a Material Adverse Effect.

               (ix) The Company has no significant subsidiaries (as defined in Rule 1.02(w) of Regulation S-X under the Act) other than the subsidiaries listed on Schedule III hereto (collectively, the “Significant Subsidiaries”); the Company owns all of the issued and outstanding capital stock or other equity interests of each of the Significant Subsidiaries; the Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21.1 to the Registration Statement, a not-for-profit entity and certain statutory trusts; other than the capital stock or other equity interests of the Significant Subsidiaries, the Company does not own, directly or indirectly, any shares of stock or any other equity interests or long-term debt securities of any corporation, firm, partnership, joint venture, association or other entity that, in the aggregate, would be a significant subsidiary (as defined in rule 1.02(w) of Regulation S-X); complete and correct copies of the charters and the bylaws of the Company and each Significant Subsidiary and all amendments thereto have been delivered to you, and no changes therein will be made on or after the date hereof through and including the time of purchase or, if later, any additional time of purchase; each Significant Subsidiary is validly existing as a corporation, limited liability company, partnership or real estate investment trust, as applicable, and, with the exception of any consent order or agreement with any Governmental Entity as described in the General Disclosure Package and the Prospectus, in good standing under the laws of the jurisdiction of its formation (or, in jurisdictions outside of the United States where the concept of good standing is not applicable, is validly existing), with full corporate or other applicable power and authority to own, lease and operate its properties and to conduct its business as described in each of the General Disclosure Package and the Prospectus, if any; each Significant Subsidiary is duly qualified to do business as a foreign corporation or other relevant legal entity and is in good standing (or, in jurisdictions outside of the United States where such concepts are not applicable, has the legal authority to conduct its business therein) in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a Material Adverse Effect; the activities of the subsidiaries of FirstBank Puerto Rico (the “Bank”), a bank chartered under the laws of the Commonwealth of Puerto Rico and insured by the Federal Deposit Insurance Corporation (the “FDIC”), are permitted with respect to subsidiaries of a Puerto Rico-chartered bank insured by the FDIC under applicable law and the rules and regulations of the Office of the Commissioner of Financial Institutions of the Commonwealth of Puerto Rico (“OCIF”) and the FDIC; the deposit accounts of the Bank are insured up to the applicable limits by the FDIC, all premiums and assessments required to be paid in connection therewith have been paid when due and no proceedings for the termination or revocation of such insurance are pending or, to the knowledge of the Company, threatened; all of the outstanding shares of capital stock or other equity interests of each of the Significant Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable (or, similar concepts, as applicable, with respect to jurisdictions outside the United States or for entities other than corporations), have been issued in compliance with all applicable securities laws, were not issued in violation of any preemptive right, resale right, right of first refusal or similar right and are owned by the Company subject to no material security interest, other encumbrance or adverse claims; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares of capital stock or other ownership interests in the Significant Subsidiaries are outstanding;

               (x) As of September 30, 2010, the Company and the Bank met or exceeded all applicable regulatory capital requirements; provided, however, that the Bank cannot be deemed “well capitalized” under such regulatory requirements as a result of the Consent Order, dated as of June 2, 2010, issued by the FDIC and the OCIF, as disclosed in each of the General Disclosure Package and the Prospectus;
               (xi) As of the date of this Agreement, the Company has an authorized and outstanding capitalization as set forth in each of the General Disclosure Package and the Prospectus under the caption “Capitalization”; all of the issued and outstanding shares of capital stock, including common shares, of the Company have been duly authorized and validly issued and are fully paid and non-assessable, have been issued in compliance with all applicable securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right. The terms of all of the issued shares of capital stock of the Company conform in all material respects to the description of the Stock contained in each of the General Disclosure Package and the Prospectus;
               (xii) The Shares to be issued and sold by the Company to the Underwriters hereunder have been duly authorized and, when issued and delivered as provided herein, and paid for by the Underwriters, will be duly and validly issued, fully paid and non-assessable and free of any restriction upon the voting or transfer thereof pursuant to Puerto Rico law or the provisions of the Restated Articles of Incorporation or By-Laws of the Company or any agreement or other instrument to which the Company is a party. The terms of the Shares will conform in all material respects to the description of the Stock contained in each of the General Disclosure Package and the Prospectus;
               (xiii) Except as disclosed in each of the General Disclosure Package and the Prospectus, (A) the Company does not have outstanding any options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations other than as disclosed to you and (B) there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act or otherwise register any securities of the Company owned or to be owned by such person;
               (xiv) The issue and sale of the Shares by the Company and the compliance by the Company and the Bank with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any contract, indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which the Company or any of the Significant Subsidiaries is a party or by which the Company or any of the Significant Subsidiaries is bound or to which any of the property or assets of the Company or any of the Significant Subsidiaries is subject (collectively, the “Agreements and Instruments”), except as would not reasonably be expected to have a Material Adverse Effect, nor will any such action (A) result in any violation of the provisions of the articles of incorporation or charter (as applicable) or by-laws of the Company or any of the Significant

Subsidiaries or any law, statute or any order, rule or regulation of any federal, state, local or foreign court, arbitrator, regulatory authority or governmental agency or body (including, without limitation, the rules and regulations of the NYSE) (each, a “Governmental Entity”) having jurisdiction over the Company or any of the Significant Subsidiaries or any of their properties or (B) constitute a Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or other encumbrance upon any assets or operations of the Company or any Significant Subsidiary pursuant to, any of the Agreements and Instruments, except as would not reasonably be expected to have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such Governmental Entity is required for the issue and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except the registration under the Act and the Securities Exchange Act of 1934, as amended (the “1934 Act”), of the Shares, as may be required under the rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any Significant Subsidiary;
               (xv) Except as disclosed in each of the General Disclosure Package and the Prospectus, the issuance of the Shares will not cause any holder of any shares of capital stock, securities convertible into or exchangeable or exercisable for capital stock or options, warrants or other rights to purchase capital stock or any other securities of the Company to have any right to acquire any shares of preferred stock of the Company;
               (xvi) Neither the Company nor any of the Significant Subsidiaries is (A) in violation of its articles of incorporation or charter, as applicable, or by-laws or (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any of the Agreements and Instruments, except with respect to subsection (B) for such default that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;
               (xvii) The statements set forth in each of the General Disclosure Package and the Prospectus under the caption “Description of Capital Stock,” insofar as they purport to constitute a summary of the terms of the capital stock of the Company, and under the caption “Underwriting,” insofar as they purport to describe the provisions of the laws and documents referred to therein, provide a fair summary of such provisions in all material respects; the statements set forth in each of the General Disclosure Package and the Prospectus under the caption “Supervision and Regulation,” insofar as they purport to describe the provisions of the laws and documents referred to therein, provide, as of March 2, 2010, the date upon which the Company filed its Annual Report on Form 10-K with the Commission, a fair summary of such provisions in all material respects;

               (xviii) The financial statements included in each of the Registration Statement, the General Disclosure Package and the Prospectus, together with the supporting schedules, if any, and notes, present fairly, in all material respects, the consolidated financial condition of the Company and its subsidiaries at the dates indicated and the consolidated results of operations and cash flows of the Company and its subsidiaries for the periods specified. Such financial statements and supporting schedules, if any, have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods involved. The selected financial data and the summary financial information included in each of the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus, except for any “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission). Pro forma financial statements are not required to be included in the Registration Statement, the General Disclosure Package or the Prospectus under the Act, the rules and regulations thereunder or GAAP. There are no financial statements that are required to be included or incorporated by reference in each of the Registration Statement, the General Disclosure Package and the Prospectus that are not included or incorporated by reference as required; the Company and the Significant Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in each of the Registration Statement, the General Disclosure Package and the Prospectus (excluding the exhibits thereto); and all disclosures contained or incorporated by reference in each of the Registration Statement, the General Disclosure Package and the Prospectus regarding “non-GAAP financial measures” comply with Regulation G of the 1934 Act and Item 10 of Regulation S-K under the Act, to the extent applicable;
               (xix) The Company and each of the Significant Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences;
               (xx) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) and 15d-15(e) under the 1934 Act). Such disclosure controls and procedures (A) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s chief executive officer and its chief financial officer by others within those entities to allow timely decisions regarding disclosures, (B) have been evaluated for effectiveness as of the end of the most recent fiscal quarter and (C) are effective to perform the functions for which they were established. The Company’s independent registered public accounting firm and the Audit Committee of the Board of Directors of the Company have been advised of (1) any significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize, and report financial data and (2) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal control over financial reporting. Since the date of the most recent evaluation of such disclosure controls and procedures, there have been no changes in internal control over financial reporting that have materially affected, or are reasonably likely to materially affect, the Company’s internal control over financial reporting; all significant deficiencies and material weaknesses, if any, in internal control over financial reporting have been identified to the Company’s independent auditors; the principal executive officers (or their equivalents) and principal financial officers (or their equivalents) of the Company have made all certifications required by the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and any related rules and regulations promulgated by the Commission, and the statements contained in each such certification were complete and correct;
               (xxi) Except as described in each of the General Disclosure Package and the Prospectus or as would not, in the reasonable judgment of the Company, result in a Material Adverse Effect, neither the Company nor any of the Significant Subsidiaries is subject or is party to, or has received any notice or advice that any of them may become subject or party to, any investigation with respect to, any corrective, suspension or cease-and-desist order, agreement, consent agreement, memorandum of understanding or other regulatory enforcement action, proceeding or order with or by, or is a party to any commitment letter or similar undertaking to, or is subject to any directive by, or has been a recipient of any supervisory letter from, or has adopted any board resolutions at the request of, any Regulatory Agency (as defined below) that currently relates to or restricts in any material respect the conduct of their business or that in any manner relates to their capital adequacy, credit policies or management (each, a “Regulatory Agreement”), nor has the Company or any of the Significant Subsidiaries been advised by any Regulatory Agency that it is considering issuing or requesting any such Regulatory Agreement. There is no unresolved violation, criticism or exception by any Regulatory Agency with respect to any report or statement relating to any examinations of the Company or any of the Significant Subsidiaries which, in the reasonable judgment of the Company, is expected to result in a Material Adverse Effect. As used herein, the term “Regulatory Agency” means any Governmental Entity having supervisory or regulatory authority with respect to the Company or any of the Significant Subsidiaries, including, but not limited to, any federal or state agency charged with the supervision or regulation of depositary institutions or holding companies of depositary institutions, or engaged in the insurance of depositary institution deposits and the NYSE;
               (xxii) Except as disclosed in each of the General Disclosure Package and the Prospectus, the Company and the Significant Subsidiaries are conducting their respective businesses in compliance with all statutes, laws, rules, regulations, judgments, decisions, directives, orders and decrees of any Governmental Entity (including, without limitation, all regulations and orders of, or agreements with, the Board of Governors of the Federal Reserve System (the “FRB”), the OCIF, the FDIC, the United States Department of the Treasury, the United States Virgin Islands Division of Banking and Insurance and the British Virgin Islands

Financial Services Commission) applicable to them, except where the failure to so comply would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;
               (xxiii) Other than as set forth in each of the General Disclosure Package and the Prospectus, there are no legal or governmental actions, suits, investigations or proceedings before or by any Governmental Entity, now pending or, to the Company’s knowledge, threatened or contemplated by Governmental Entities or threatened by others, to which the Company or any of the Significant Subsidiaries is a party or of which any property or asset of the Company or any of the Significant Subsidiaries is the subject (A) that are required to be disclosed in the Registration Statement by the Act or by the rules and regulations of the Commission thereunder and not disclosed therein or (B) which, if determined adversely to the Company or any of the Significant Subsidiaries, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;
               (xxiv) Except as would not have a Material Adverse Effect, neither the Company nor any Significant Subsidiary has sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in each of the Registration Statement, the General Disclosure Package and the Prospectus, or referred to or described in, or filed as an exhibit to, each of the Registration Statement, the General Disclosure Package and the Prospectus, and no such termination or non-renewal has been threatened by the Company or any Significant Subsidiary or, to the Company’s knowledge, any other party to any such contract or agreement; and there are no contracts or documents of the Company or any of the Significant Subsidiaries that are required to be described in the Registration Statement or to be filed as exhibits thereto by the Act or by the rules and regulations of the Commission thereunder which have not been so described and filed;
               (xxv) Each of the Company and the Significant Subsidiaries has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any applicable law, regulation or rule, and has obtained all necessary licenses, authorizations, consents and approvals from other persons, in order to conduct their respective businesses, except where the failure to obtain such licenses, authorizations, consents or approvals or make such filings would not have a Material Adverse Effect; neither the Company nor any of the Significant Subsidiaries is in violation of, or in default under, or has received notice of any proceedings relating to revocation or modification of, any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any of the Significant Subsidiaries, except where such violation, default, revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect;
               (xxvi) The Company and the Significant Subsidiaries and their respective properties, assets and operations are in compliance with, and the Company and each of the Significant Subsidiaries hold all permits, authorizations and approvals required under, Environmental Laws (as defined below), except to the extent that failure to so comply or to hold such permits, authorizations or approvals would not, individually or in the aggregate, have a Material Adverse Effect; there are no past, present or, to the Company’s knowledge, reasonably anticipated future events, conditions, circumstances, activities, practices, actions, omissions or plans that could reasonably be expected to give rise to any material costs or liabilities to the Company or any Significant Subsidiary under, or to interfere with or prevent compliance by the Company or any Significant Subsidiary with, Environmental Laws, except as would not, individually or in the aggregate, have a Material Adverse Effect; except as would not, individually or in the aggregate, have a Material Adverse Effect, neither the Company nor any of the Significant Subsidiaries (i) is the subject of any investigation, (ii) has received any notice or claim, (iii) is a party to or affected by any pending or, to the Company’s knowledge, threatened action, suit or proceeding, (iv) is bound by any judgment, decree or order or (v) has entered into any agreement, in each case relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or cleanup at any location of any Hazardous Materials (as defined below) (as used herein, “Environmental Law” means any federal, state, local or foreign law, statute, ordinance, rule, regulation, order, decree, judgment, injunction, permit, license, authorization or other binding requirement, or common law, relating to health, safety or the protection, cleanup or restoration of the environment or natural resources, including those relating to the distribution, processing, generation, treatment, storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials, and “Hazardous Materials” means any material (including, without limitation, pollutants, contaminants, hazardous or toxic substances or wastes) that is regulated by or may give rise to liability under any Environmental Law);
               (xxvii) All statistical or market-related data included or incorporated by reference in each of the General Disclosure Package, the Prospectus or the Registration Statement are based on or derived from sources that the Company reasonably believes to be reliable and accurate in all material respects, and the Company has obtained the written consent to the use of such data from such sources to the extent required;
               (xxviii) This Agreement has been duly authorized, executed and delivered by the Company;
               (xxix) Neither the Company, any of its subsidiaries nor, to the Company’s knowledge, any of their respective directors, officers, affiliates or controlling persons has taken, nor will the Company or any of its subsidiaries take, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;
               (xxx) None of the Company nor any of the Significant Subsidiaries is, and after giving effect to the offering and sale of the Shares, and after receipt of payment for the Shares and the application of such proceeds as described in each of the General Disclosure Package and the Prospectus, none of them will be an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

               (xxxi) Neither the Company nor any of its affiliates does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statutes;
               (xxxii) PricewaterhouseCoopers LLP, who have certified the consolidated financial statements and supporting schedules of the Company, included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus are independent registered public accountants as required by the Act and the rules and regulations of the Commission thereunder;
               (xxxiii) Neither the Company nor any of the Significant Subsidiaries is engaged in any unfair labor practice; except for matters which would not, individually or in the aggregate, have a Material Adverse Effect, (A) there is (1) no unfair labor practice complaint pending or, to the Company’s knowledge, threatened against the Company or any of the Significant Subsidiaries before the National Labor Relations Board or any similar domestic or foreign body, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or, to the Company’s knowledge, threatened, (2) no strike, labor dispute, slowdown or stoppage pending or, to the Company’s knowledge, threatened against the Company or any of the Significant Subsidiaries and (3) no union representation dispute currently existing concerning the employees of the Company or any of the Significant Subsidiaries, (B) to the Company’s knowledge, no union organizing activities are currently taking place concerning the employees of the Company or any of the Significant Subsidiaries and (C) there has been no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”) or any similar domestic or foreign law or the rules and regulations promulgated thereunder concerning the employees of the Company or any of the Significant Subsidiaries;
               (xxxiv) The Company and each of the Significant Subsidiaries maintain insurance covering their respective properties, operations, personnel and businesses as the Company reasonably deems adequate; such insurance insures against such losses and risks to an extent which is adequate in accordance with customary industry practice to protect the Company and the Significant Subsidiaries and their respective businesses; all such insurance is fully in force on the date hereof and will be fully in force at the time of purchase and each additional time of purchase, if any; neither the Company nor any Significant Subsidiary has reason to believe that it will not be able to renew any such insurance as and when such insurance expires;
               (xxxv) All tax returns required to be filed by the Company or any of the Significant Subsidiaries have been timely filed, and all taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been timely paid, other than those being contested in good faith and for which adequate reserves have been provided;

               (xxxvi) No Significant Subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Significant Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Significant Subsidiary from the Company or from transferring any of such Significant Subsidiary’s property or assets to the Company or any other Significant Subsidiary of the Company, except as described in each of the General Disclosure Package and the Prospectus;
               (xxxvii) Any “employee benefit plan” (as defined under ERISA) established or maintained by the Company, any of the Significant Subsidiaries or their “ERISA Affiliates” (as defined below) are in compliance in all material respects with ERISA; “ERISA Affiliate” means, with respect to the Company or any Significant Subsidiary, any member of any group of organizations described in Section 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”) of which the Company or such Significant Subsidiary is a member; no “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, any of the Significant Subsidiaries or any of their ERISA Affiliates; no “employee benefit plan” established or maintained by the Company, any of the Significant Subsidiaries or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA); none of the Company, the Significant Subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (A) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (B) Sections 412, 4971, 4975 or 4980B of the Code; each “employee benefit plan” established or maintained by the Company, any of the Significant Subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred whether by action or failure to act, which would cause the loss of such qualification;
               (xxxviii) Each of the Company and the Significant Subsidiaries owns or has obtained valid and enforceable licenses for, or other rights to use, the inventions, patent applications, patents, trademarks (both registered and unregistered), tradenames, service names, copyrights, trade secrets and other proprietary information described in each of the General Disclosure Package and the Prospectus as being owned or licensed by it or which is necessary for the conduct of, or material to, its businesses (collectively, the “Intellectual Property”), except insofar as the failure to so own or possess any such license or right would not, individually or in the aggregate, have a Material Adverse Effect; other than licensees or licensors thereof, the Company is not aware of any rights of third parties to any such Intellectual Property, except as described in each of the General Disclosure Package and the Prospectus or as would not, individually or in the aggregate, have a Material Adverse Effect; the Company is not aware of any infringement by third parties of any Intellectual Property, except as described in each of the General Disclosure Package and the Prospectus or as would not, individually or in the aggregate, have a Material Adverse Effect; there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of the Company’s or any Significant Subsidiary’s rights in or to any such Intellectual Property, except as described in each of the General Disclosure Package and the Prospectus or as would not, individually or in the aggregate, have a Material Adverse Effect; and, except as described in each of the General Disclosure Package and the Prospectus or as would not, individually or in the aggregate, have a Material Adverse Effect, there is no pending or, to the Company’s knowledge, threatened, action, suit, proceeding or claim by others that the Company or any Significant Subsidiary is infringing or otherwise violating intellectual property rights of others;
               (xxxix) Except as disclosed in each of the General Disclosure Package (excluding the exhibits thereto) and the Prospectus, each stock option granted under any stock option plan of the Company or any Significant Subsidiary (each, a “Stock Plan”) was granted with a per share exercise price no less than the fair market value per common share on the grant date of such option, and no such option was dated as of a date other than the date such option was deemed, pursuant to GAAP, to be granted; except as would not, individually or in the aggregate, have a Material Adverse Effect, each such option (i) was granted in compliance with applicable law and with the applicable Stock Plan(s), (ii) was duly approved by the board of trustees or directors, as applicable (or a duly authorized committee thereof) of the Company or such Significant Subsidiary, as applicable, and (iii) has been properly accounted for in the Company’s financial statements in accordance with GAAP and disclosed in the Company’s filings with the Commission;
               (xl) Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries, has (A) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (B) made any direct or indirect unlawful payment to any foreign or domestic government official or employee; (C) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; (D) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment; or (E) made any payment of funds to the Company or any of its subsidiaries or received or retained funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in each of the General Disclosure Package and the Prospectus, that is not described in each of the General Disclosure Package and the Prospectus as required;
               (xli) The operations of the Company and its subsidiaries are in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened;
               (xlii) None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of

Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not, directly or indirectly, use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
               (xliii) No relationship, direct or indirect, exists between the Company, on the one hand, and the directors or officers of the Company, on the other, that is required by the Act to be described in each of the General Disclosure Package and the Prospectus and that is not so described;
               (xliv) To the Company’s knowledge, there are no affiliations or associations between (i) any member of FINRA and (ii) the Company or any of the Company’s officers, trustees or greater than 5% security holders, except with respect to FirstBank Puerto Rico Securities Corp.
               (xlv) Except as described in the General Disclosure Package and the Prospectus, the Company, the Significant Subsidiaries and the Company’s directors and officers are each in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission thereunder applicable to it and the Company, the Significant Subsidiaries and the Company’s directors and officers are each in compliance in all material respects with the applicable rules and regulations of the NYSE;
               (xlvi) Each “forward-looking statement” (within the meaning of Section 27A of the Act or Section 21E of the 1934 Act) contained or incorporated by reference in each of the Registration Statement, the General Disclosure Package or the Prospectus, if any, has been made or reaffirmed with a reasonable basis and in good faith;
               (xlvii) Except pursuant to this Agreement, neither the Company nor any of the Significant Subsidiaries has incurred any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby;
               (xlviii) There are no stamp or other issuance or transfer taxes or duties or similar fees or charges required to be paid in connection with the execution and delivery of this Agreement, the issuance by the Company of the Shares, or the consummation of the transactions contemplated by each of the Registration Statement, the General Disclosure Package or the Prospectus; and
               (xlix) Neither the Company nor any of the Significant Subsidiaries is, nor is the Company or any of the Significant Subsidiaries aware of any facts or circumstances that exist which would cause the Company or any Significant Subsidiary to be, (i) not in satisfactory compliance in any material respect with the Community Reinvestment Act of 1977, as amended (the “Community Reinvestment Act”), and the regulations promulgated thereunder, or to be assigned a rating for Community Reinvestment Act purposes by federal or state bank regulators of lower than “satisfactory,” or (ii) not in satisfactory compliance in any respect with the applicable privacy of customer information requirements contained in any federal and state privacy Laws and regulations, including, without limitation, in Title V of the Gramm-Leach-Bliley Act of 1999 and regulations promulgated thereunder, as well as the provisions of the information security program adopted by the Bank, pursuant to 12 C.F.R. Part 364.
          (b) The Bank represents and warrants to, and agrees with, each of the Underwriters that:
               (i) The Bank has been duly formed, is validly existing as a bank and, with the exception of any consent order or agreement with any Governmental Entity described in the General Disclosure Package and the Prospectus, in good standing under the laws of Puerto Rico, with full corporate power and authority to own, lease and operate its properties and conduct its business as described in each of the General Disclosure Package and the Prospectus, to execute and deliver this Agreement. The Bank is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, a Material Adverse Effect.
               (ii) The Bank is not (A) in violation of its charter, by-laws or other charter documents or (B) in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which the Bank is a party or by which it or any of them may be bound, or to which any of the property of the Bank is subject, except for such default that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and
               (iii) Except as would not reasonably be expected to have a Material Adverse Effect, the execution, delivery and performance of this Agreement by the Bank and the compliance by the Bank with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Bank is a party, or by which the Bank is bound or to which any of the property or assets of the Bank is subject, nor will such action result in any violation of the provisions of the charter of the Bank or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Bank or any of its properties.
     2. Subject to the terms and conditions herein set forth, (a) the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price per share of $[•], the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the purchase price per share set forth in clause (a) of this Section 2, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction, the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.
     The Company hereby grants to the Underwriters the right to purchase at their election up to [•] Optional Shares, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering overallotments in the sale of the Firm Shares. Any such election to purchase Optional Shares may be exercised only by written notice from you to the Company, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless you and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.
     It is understood that each Underwriter has authorized the Representative, for such Underwriter’s account, to accept delivery of, receipt for, and make payment of the purchase price for, the Firm Shares and the Optional Shares, if any, which such Underwriter has agreed to purchase. The Representative individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Firm Shares or the Optional Shares, if any, to be purchased by any Underwriter whose funds have not been received by the Representative by the relevant Time of Delivery but such payment shall not relieve such Underwriter from its obligations hereunder.
     3. Upon the authorization by you of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.
     4. (a) The Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as the Representative may request upon at least forty-eight hours prior notice to the Company, shall be delivered by or on behalf of the Company to the Representative, through the facilities of the Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same day) funds to the account specified by the Company, to the Representative at least forty-eight hours in advance. The Company will cause the certificates representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the “Designated Office”). The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., Eastern Time, on [•] 2010 or such other time and date as the Representative and the Company may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York time, on the date specified by the Representative in the written notice given by the

Representative of the Underwriters’ election to purchase such Optional Shares, or such other time and date as the Representative and the Company may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the “First Time of Delivery,” such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the “Second Time of Delivery,” and each such time and date for delivery is herein called a “Time of Delivery.”
          (b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 7(k) hereof, will be delivered at the offices of Davis Polk & Wardwell LLP (the “Closing Location”), and the Shares will be delivered at the Designated Office, all at such Time of Delivery. A meeting will be held at the Closing Location at [•] p.m., Eastern Time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.
     5. The Company agrees with each of the Underwriters:
          (a) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or Prospectus which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish you with copies thereof; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus, Issuer-Represented Free Writing Prospectus or Prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement, any Preliminary Prospectus, any Issuer-Represented Free Writing Prospectus or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus, Issuer-Represented Free Writing Prospectus or Prospectus or suspending any such qualification, promptly to use its best efforts to obtain the withdrawal of such order;
          (b) If at any time following issuance of an Issuer-Represented Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer-Represented Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company has notified or will notify promptly the Representative so that any use of such Issuer-Represented Free Writing Prospectus may cease until it is amended or supplemented and the Company has promptly amended or will promptly amend or supplement such Issuer-Represented Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission; provided, however, that this covenant shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representative expressly for use therein.
          (c) The Company represents and agrees that, unless it obtains the prior written consent of the Representative, and each Underwriter represents and agrees that, unless it obtains the prior written consent of each of the Company and the Representative, it has not made and will not make any offer relating to the Shares that would constitute an “issuer free writing prospectus,” as defined in Rule 433 under the Act, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 under the Act, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Representative is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. The Company represents that it has satisfied the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show.
          (d) Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;
          (e) Prior to 10:00 a.m., Eastern Time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with copies of the Prospectus in New York City in such quantities as you may from time to time reasonably request, and, if the delivery of a prospectus is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares, and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus in order to comply with the Act, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case any Underwriter is required to deliver a prospectus in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;
          (f) To make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations thereunder (including, at the option of the Company, Rule 158);
          (g) During the period beginning from the date hereof and continuing to and including the date 90 days after the date of the Prospectus, not to, and not to allow any of its directors or executive officers to, offer to sell, sell, agree to sell, contract to sell, hypothecate, pledge, grant any option to purchase, make any short sale, or otherwise dispose of or hedge, directly or indirectly, except as provided hereunder, any securities of the Company that are substantially similar to the Shares, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities (other than (i) pursuant to the terms of the form of Lock-Up Agreement attached hereto as Annex III or (ii) as described in the General Disclosure Package and the Prospectus, including the issuance of shares to (A) The Bank of Nova Scotia if it exercises its anti-dilution right under the Stockholder Agreement or (B) the United States Department of the Treasury upon conversion of the Fixed Rate Cumulative Mandatorily Convertible Preferred Stock, Series G) or publicly announce an intention to effect any such transaction, without your prior written consent; provided, however, that if: (1) during the last 17 days of such 90-day period the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of such 90-day period, the Company announces that it will release earnings results during the 16-day-period beginning on the last day of such 90-day period, the restrictions imposed by this Section 5(g) shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event;
          (h) To furnish to its stockholders, as soon as practicable after the end of each fiscal year, an annual report (including a balance sheet and statements of income, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by an independent registered public accounting firm) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its stockholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail;

          (i) During a period of five years from the effective date of the Registration Statement, at your request, to furnish to you copies of all reports or other communications (financial or other) furnished to stockholders, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission);
          (j) To use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in each of the General Disclosure Package and the Prospectus under the caption “Use of Proceeds”;
          (k) If the Company elects to rely on Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act;
          (l) To use its best efforts to list for quotation the Shares on the NYSE; and
          (m) To comply, and to use its best efforts to cause the Company’s directors and executive officers, in their capacities as such, to comply, in all material respects, with all effective applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations thereunder.
     6. The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the reasonable out-of-pocket expenses incurred by the Underwriters in connection with the transactions contemplated hereby (regardless of whether the sale of the Shares is consummated), including, without limitation, disbursements, fees and expenses of the Underwriters’ counsel and marketing, syndication and travel expenses; (ii) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus, any Permitted Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (iii) the cost of printing or producing any agreement among Underwriters, this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iv) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (v) all fees and expenses in connection with listing the Shares on the NYSE; (vi) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, securing any required review by FINRA of the terms of the sale of the Shares; (vii) the cost of preparing stock certificates; (viii) the cost and charges of any transfer agent or registrar; and (ix) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section; provided that in the case of the amount paid to the Underwriters under (i) hereof, such amount shall not exceed $150,000.
     7. The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of such Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:
          (a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof (or a post-effective amendment shall have been filed and declared effective in accordance with the requirements of Rule 430A); if the Company has elected to rely upon Rule 462(b), the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., Eastern Time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction; and FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements;
          (b) Davis Polk & Wardwell LLP, counsel for the Underwriters, shall have furnished to you such written opinion or opinions, dated such Time of Delivery, with respect to the incorporation of the Company, the validity of the Shares, the Registration Statement, the Prospectus as amended or supplemented and other related matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;
          (c) Each of Morgan, Lewis & Bockius LLP and Martinez Odell & Calabria, counsels for the Company, and Lawrence Odell, Executive Vice President and General Counsel of the Company, shall have furnished to you a written opinion and negative assurance letter, as applicable, dated such Time of Delivery, in form and substance satisfactory to you, to the effect set forth in Annex II(a), Annex II(b) and Annex II(c) hereto, respectively, and to such further effect as counsel to the Underwriters may reasonably request;
          (d) On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., Eastern Time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, PricewaterhouseCoopers LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex I hereto (the executed copy of the letter delivered prior to the execution of this Agreement is attached as Annex I(a) hereto and a draft of the form of letter to be delivered on the effective date of any post-effective amendment to the Registration Statement and as of each Time of Delivery is attached as Annex I(b) hereto);
          (e) (i) Neither the Company nor any of the Significant Subsidiaries shall have sustained since the date of the latest audited financial statements included in each of the General Disclosure Package and the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus, and (ii) since the respective dates as of which information is given in each of the General Disclosure Package and the Prospectus there shall not have been any change in the capital stock or long-term debt of the Company or any of the Significant Subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole, otherwise than as set forth or contemplated in each of the General Disclosure Package and the Prospectus, the effect of which, in any such case described in Clause (i) or (ii), is in the judgment of the Representative so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in each of the General Disclosure Package and the Prospectus;
          (f) On or after the date hereof (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities;
          (g) On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the NYSE or on the National Market of the National Association of Securities Dealers Automated Quotations System; (ii) a suspension or material limitation in trading in the Company’s securities on the NYSE; (iii) a general moratorium on commercial banking activities declared by either Federal, New York State or Commonwealth of Puerto Rico authorities; or (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or a material adverse change in general economic, political or financial conditions, including without limitation as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such), or any other calamity or crisis, if the effect of any such event specified in this Clause (iv) in the judgment of the Representative makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

          (h) The Shares to be sold at such Time of Delivery shall have been duly listed for quotation on the NYSE;
          (i) The Company has obtained and delivered to the Underwriters executed copies of an agreement from the directors and executive officers listed on Schedule II hereto, substantially to the effect set forth in Annex III hereto in form and substance satisfactory to the Representative;
          (j) The Company shall have complied with the provisions of Section 5(e) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement; and
          (k) The Company shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a) and (e) of this Section and as to such other matters as you may reasonably request.
     8. (a) (i) The Company and the Bank, jointly and severally, shall indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the General Disclosure Package, the Prospectus or any individual Issuer-Represented Limited-Use Free Writing Prospectus, when considered together with the General Disclosure Package, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such indemnified party for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that neither the Company nor the Bank shall be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, the General Disclosure Package, the Prospectus or any individual Issuer-Represented Limited-Use Free Writing Prospectus, when considered together with the General Disclosure Package, or any such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative expressly for use therein (provided that the Company and the Underwriters hereby acknowledge and agree that the only information that the Underwriters have furnished to the Company specifically for inclusion in any Preliminary Prospectus, the Registration Statement, the General Disclosure Package, the Prospectus or any individual Issuer-Represented Limited-Use Free Writing Prospectus, when considered together with the General Disclosure Package, or any amendment or supplement thereto, are (i) the concession and reallowance figures appearing in the Prospectus in the fifth paragraph under the section entitled “Underwriting,” (ii) the twelfth paragraph under the section entitled “Underwriting” relating to stabilization transactions, over-allotment transactions, syndicate covering transactions and penalty bids in which the Underwriters may engage and (iii) the first sentence of the thirteenth paragraph relating to the effecting of stabilization transactions, syndicate covering transactions and penalty bids (collectively, the “Underwriters’ Information”)). Notwithstanding the foregoing, the indemnification provided for in this paragraph (a) shall not apply to the Bank to the extent that such indemnification by the Bank is found in a final judgment by a court of competent jurisdiction to constitute a covered transaction under Section 23A of the Federal Reserve Act.
          (b) Each Underwriter shall indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the General Disclosure Package, the Prospectus, or any individual Issuer-Represented Limited-Use Free Writing Prospectus, when considered together with the General Disclosure Package, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement, the General Disclosure Package, the Prospectus or any individual Issuer-Represented Limited-Use Free Writing Prospectus, when considered together with the General Disclosure Package, or any such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representative expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.
          (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.
          (d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act)

shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.
          (e) The obligations of the Company and the Bank under this Section 8 shall be in addition to any liability which the Company and the Bank may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls (within the meaning of the Act) any Underwriter, or any of the respective partners, directors, officers, employees or affiliates of any Underwriter or any such controlling person; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company), each officer of the Company who signs the Registration Statement and to each person, if any, who controls the Company or the Bank, as the case may be, within the meaning of the Act.
     9. (a) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Shares, or the Company notifies you that it has so arranged for the purchase of such Shares, you or the Company shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.
          (b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-tenth of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

          (c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company as provided in Section 9(a) hereof, the aggregate number of such Shares which remains unpurchased exceeds one-tenth of the aggregate number of all the Shares to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in Section 9(b) hereof to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.
     10. The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Shares.
     11. If this Agreement is terminated pursuant to Section 9 hereof, neither the Company nor the Bank shall then be under any liability to any Underwriter except as provided in Sections 6 (in the case of the Company) and 8 (in the case of the Company and the Bank) hereof; but, if for any other reason, any Shares are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through you for all reasonable out-of-pocket expenses, including fees and disbursements of counsel, incurred by the Underwriters in connection with the transactions contemplated hereby, including, without limitation, marketing, syndication and travel expenses incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company shall then be under no further liability to any Underwriter except as provided in Sections 6 and 8 hereof.
     12. The Company acknowledges and agrees that:
     (a) in connection with the sale of the Shares, the Underwriters have been retained solely to act as underwriters, and no fiduciary, advisory or agency relationship between the Company and the Underwriters has been created in respect of any of the transactions contemplated by this Agreement;
     (b) the price of the Shares set forth in this Agreement was established following discussions and arm’s-length negotiations between the Company and the Underwriters, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

     (c) it has been advised that the Underwriters and their respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Underwriters have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and
     (d) it waives, to the fullest extent permitted by law, any claims it may have against the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Underwriters shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.
     13. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you.
     All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex, electronic or facsimile transmission to you as the Representative at 919 Third Avenue, 6th Floor, New York, NY 10022, Attention: General Counsel; and if to the Company or to the Bank shall be delivered or sent by mail to the address of the Company set forth in the Registration Statement, Attention: Lawrence Odell, Esq.; provided, however, that any notice to an Underwriter pursuant to Section 8(c) hereof shall be delivered or sent by mail, telex, electronic or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by you upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.
     14. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company, the Bank and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Company and of the Bank and each person who controls the Company, the Bank or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.
     15. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.
     16. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.
     17. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

     If the foregoing is in accordance with your understanding, please sign and return to us five counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company and the Bank. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

Very truly yours,

FIRST BANCORP.

By:
Name:
Title:

FIRSTBANK PUERTO RICO

By:

Name:
Title:

Accepted as of the date hereof:
SANDLER O’NEILL & PARTNERS, L.P.
as Representative of the several Underwriters
SANDLER O’NEILL & PARTNERS, L.P.

By:	Sandler O’Neill & Partners Corp.,
the sole general partner

By:
Name:
Title:

SCHEDULE I

Number of Optional
Shares to be
	Total Number of	Purchased if
	Firm Shares	Maximum Option
Underwriter	to be Purchased	Exercised
Sandler O’Neill & Partners, L.P.
UBS Securities LLC

Total

SCHEDULE II
Certain Directors and Executive Officers
Aurelio Alemán
Orlando Berges
Jorge L. Díaz
José L. Ferrer-Canals
Frank Kolodziej
José Menéndez-Cortada
Hector M. Nevares
José F. Rodríguez-Perelló
Fernando Rodríguez-Amaro
Sharee Ann Umpierre-Catinchi
Lawrence Odell
Calixto García-Vélez
Dacio Pasarell
Cassan Pancham
Nayda Rivera
Ginoris López-Lay
Emilio Martinó Valdés

Schedule III
Significant Subsidiaries of First BanCorp.

Jurisdiction of
Name	Incorporation

FirstBank Puerto Rico	Puerto Rico
FirstBank Overseas Corp.	Puerto Rico

Schedule IV
Issuer-Represented General Use Free Writing Prospectuses